Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Second Quarter 2014

Quarterly and Year to Date Net Income Increased 7.0% and 17.5% from the Prior Year

Net Income Available to Common Shareholders Increased 34.8% for the Six-Month Period

Conference Call on Friday, July 25, 2014, at 10:00 a.m. Eastern Time

Richmond, VA, July 25, 2014 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the second quarter and first six months of 2014.

OPERATING HIGHLIGHTS

•	Non-covered loans grew by $33.6 million, or 5.7%, during the second quarter of 2014.

•	Asset quality remained solid, and there was no provision for loan losses. The ratio of the allowance for loan losses to total non-covered loans remained sound at 1.62% as of June 30, 2014.

•	Other real estate owned (OREO) expense equaled $100,000 for the second quarter of 2014, a decrease of $402,000 or 80.1%, as compared to the same quarter of the prior year.

•	During the second quarter, the Company opened two new branches: one in Annapolis, Maryland and another in Richmond, Virginia at the site of the Company’s new corporate headquarters.

•	The Company launched a full scale wholesale mortgage operation.

Financial Highlights

•	Net income increased 7.0% to $1.7 million for the second quarter of 2014, as compared with the second quarter of the prior year.

•	Net income increased 17.5% to $3.4 million for the first six months of 2014, as compared with the first half of the prior year.

•	Fully diluted earnings per common share were $0.07 for the second quarter of 2014 compared with $0.06 for the second quarter of 2013.

•	The Company repaid the remaining balance of $10,680,000 on its TARP preferred stock from the U.S. Department of the Treasury (“Treasury”). The Company funded the repurchase through a third-party loan and believes the repayment will result in total expected after-tax savings of at least $750,000.

•	In addition, the Company repurchased the warrant associated with the TARP investment, paying the Treasury $780,000 for the repurchase.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer of the Company and the Bank, stated, “We are very pleased with our accomplishments in the second quarter, as we reported strong year-over-year improvement in many financial metrics. We experienced strong loan growth, with new loans increasing by $33.6 million for the quarter, an annualized growth rate of 22.8%. The outstanding loan growth is largely due to the continued re-focus of our Company on traditional lending in growing markets where our brand is respected, along with providing direct, local service by our market operators that larger national banks cannot replicate.”

Mr. Smith concluded, “While we feel that the second quarter was outstanding in many aspects, we strive to do more and continue to explore ways to expand the Company’s presence within our geographic footprint. We opened a new branch in Annapolis, Maryland as well as moved into our new corporate headquarters in Richmond, Virginia, which now has a branch location. We successfully exited TARP by repaying the balance on our preferred stock as well as on the associated warrant. Lastly, we opened a full scale wholesale mortgage operation, which we relocated into the same building as our headquarters. We will begin to recognize revenue from this operation in the third quarter and fully expect it to positively impact the Company’s noninterest income. Our management team remains focused on increasing earnings per share and maximizing shareholder value.”

RESULTS OF OPERATIONS

Net income was $1.7 million for the second quarter of 2014, compared with $1.7 million in the first quarter of 2014 and $1.6 million in the second quarter of 2013. Net income available to common shareholders was $1.5 million in the second quarter of 2014 compared with $1.7 million in the first quarter of 2014 and $1.3 million in the second quarter of 2013.

Earnings per common share, basic and fully diluted, were $0.07 per share for the second quarter of 2014 compared with $0.08 per share for the first quarter of 2014 and $0.06 per share for the second quarter of 2013.

Comparing the first two quarters of 2014, net interest income increased for the second quarter by $449,000, or 4.4%, due to robust non-covered loan growth coupled with strong covered loan income. Noninterest income declined $331,000, or 25.4%, on a linked quarter basis due to a reduction in securities gains of $331,000 from quarter to quarter. Noninterest expenses increased quarter over quarter by $182,000 or 2.0%. This was partially the result of an increase in staffing related to the Company’s new wholesale mortgage operation, two new branches, as well as an increase in other operating expenses.

The Company reported a year-over-year reduction in noninterest expenses of $399,000, or 4.1%, for the second quarter. The most notable decline was evidenced in OREO expense, which equaled $100,000 for the second quarter of 2014, declining $402,000 or 80.1%, from the same quarter in 2013. The reduction in noninterest expenses more than offset a $368,000, or 27.5%, decline in noninterest income. Virtually all components of noninterest income were lower in the second quarter of 2014 versus the second quarter of 2013. The largest of which were a decrease of $140,000 in service charge income, which was lower to a large extent due to the sale of Georgia deposits in November 2013, and a decrease of $106,000 in securities gains.

Net income was $3.4 million for the six months ended June 30, 2014 compared with $2.9 million for the first half of 2013. The $513,000 or 17.5% improvement year over year was primarily driven by a $933,000 reduction in noninterest expenses, $856,000 of which came from lower OREO expenses. Net income available to common shareholders was $3.2 million in the first half of 2014 compared with $2.4 million in the first half of 2013, an increase of 34.8%. Earnings per common share, basic and fully diluted, were $0.15 per share and $0.11 per share for the respective time frame.

The following table presents summary income statements for the three and six months ended June 30, 2014 and June 30, 2013, respectively.

SUMMARY INCOME STATEMENT
(Dollars in thousands)	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Interest income	$12,455	$12,491	$24,334	$24,657
Interest expense	1,697	1,791	3,267	3,685
Net interest income	10,758	10,700	21,067	20,972
Provision for loan losses	-	-	-	-
Net interest income after provision
for loan losses	10,758	10,700	21,067	20,972
Noninterest income	970	1,338	2,271	2,664
Noninterest expense	9,359	9,758	18,536	19,469
Net income before income taxes	2,369	2,280	4,802	4,167
Income tax expense	649	673	1,358	1,236
Net income	1,720	1,607	3,444	2,931
Dividends on preferred stock	182	221	247	442
Accretion of preferred stock discount	-	59	-	117
Net income per share available
to common shareholders	$1,538	$1,327	$3,197	$2,372

EPS Basic	$0.07	$0.06	$0.15	$0.11
EPS Diluted	$0.07	$0.06	$0.15	$0.11

Interest Income

Interest income was $12.5 million for the second quarter of 2014, increasing $576,000, or 4.8%, from the first quarter of 2014. Interest and fees on non-covered loans increased $240,000, or 3.4%, on a linked quarter basis while FDIC covered loan income increased $303,000 or 10.2%. Solid loan growth during the quarter augmented loan interest income on the non-covered loan portfolio, while the increase in income on covered loans was the direct result of payments made on an acquisition, development, and construction loan and a consumer loan that were treated as cash income, as these pools had previously been written down to a zero carrying value.

2

A slight shift in earning assets mix aided interest income during the second quarter of 2014 compared with the first quarter of 2014. Average non-covered loan balances increased $15.5 million during the second quarter versus the first quarter of 2014, while non-covered loan yields declined only 1 basis point quarter over quarter. Covered loan balances continued to amortize slightly, however, the yield on this portfolio increased 312 basis points over the first quarter of 2014 as a result of cash payments mentioned previously. Average securities balances were $7.3 million lower than the first quarter of 2014, yet tax equivalent yields on securities increased from 2.59% to 2.69% during the second quarter of this year. The improvement in the securities yield was the direct result of management’s concerted effort to sell part of its floating rate SBA portfolio to mitigate ongoing premium acceleration.

Interest income declined nominally by $36,000, or 0.3%, when comparing the second quarters of 2014 and 2013. Interest income on the non-covered loan portfolio declined $331,000, or 4.3%, during this time frame. While average balances on non-covered loans increased $28.1 million, the yield declined 45 basis points from the second quarter of 2013 to the second quarter of 2014. Continued competitive pricing for new loans precipitated this decline. Interest and fees on FDIC covered loans increased $519,000 when comparing the second quarter of 2014 to the second quarter of 2013. Cash payments on loans related to pools that had previously been written down to a zero carrying value equaled $706,000, while there were no cash payments on these pools in the second quarter of 2013. Interest income on securities declined $228,000 on a tax equivalent basis from the second quarter of 2013 to the second quarter of 2014. Securities income was affected by a $21.4 million decline in average balances as well as an 11 basis point decline in yield when comparing the second quarters of 2014 and 2013, respectively.

For the six months ended June 30, 2014, interest income of $24.3 million represented a decrease of $323,000, or 1.3%, from interest income of $24.7 million for the same period in 2013. Interest and fees on non-covered loans was $14.3 million for the six months ended June 30, 2014 compared with $15.1 million for the same period in 2013. Despite a $21.6 million increase in average non-covered loan balances, the yield earned on these balances declined from 5.25% for the first six months of 2013 to 4.79% for the first six months of 2014. Interest and fees on FDIC covered loans increased $821,000 when comparing the six months ended June 30, 2014 to the same period in 2013. Cash payments on loans related to pools that were written down to a zero carrying value equaled $1.1 million, while $104,000 in cash payments on these pools were received in the first half of 2013. Interest and dividends on securities declined $363,000 when comparing the first six months of 2013 to the same period in 2014 and was $3.7 million for the first six months of 2014 compared with $4.1 million for the same period in 2013. The tax equivalent yield on securities was 2.64% for the first half of 2014, a nominal 6 basis point decline from the same period in 2013.

Interest Expense

Interest expense was $1.7 million for the second quarter of 2014, increasing $127,000, or 8.1%, from the first quarter of 2014. The cost of interest bearing deposits remained virtually unchanged, at 0.70% for the second quarter of 2014 versus 0.69% for the first quarter of 2014, yet average interest bearing deposits balances increased $13.4 million on a linked quarter basis. During the second quarter, the Company incurred $10.7 million in long-term debt to retire its outstanding TARP preferred stock. The interest rate on the debt is 3-month LIBOR plus 350 basis points. Management anticipates significant after tax savings as the loan interest rate, 3.73% for the second quarter, is tax deductible, while the dividend rate on the TARP preferred stock was 9.0%, and was not deductible for tax purposes. The cost of the new long-term debt was $81,000 for the second quarter of 2014.

Interest expense declined $94,000, or 5.2%, from the second quarter of 2013 to the second quarter of 2014. Interest expense related to interest bearing deposits declined $147,000 or 9.2%. The average balances in these deposits declined $24.4 million year over year, which was primarily the result of the sale of the Georgia branches. Meanwhile, the Bank increased its level of FHLB borrowings to fund the sale. Over the same time frame, average FHLB advances increased $27.3 million, yet the expense associated with the borrowings declined $27,000. Lower advance rates more than offset the increased volume as the cost of these borrowings improved 61 basis points over this time frame.

For the six months ended June 30, 2014, total interest expense declined $418,000, or 11.3%, and was $3.3 million compared with $3.7 million for the same period in 2013. The cost of interest bearing deposits declined $440,000, or 13.3%, from $3.3 million to $2.9 million when comparing the first six months of 2013 and 2014, respectively. Correspondingly, the rate paid on average total interest bearing deposits declined from 0.77% to 0.70% during this period. The cost of FHLB and other borrowings declined for the first six months of 2014 to 0.80% compared with 1.43% for the same period in 2013. With the interest expense improvement, as detailed previously, the cost of total interest bearing liabilities decreased from 0.81% for the first six months of 2013 to 0.72% for the same period in 2014.

Net Interest Income

Net interest income was $10.8 million for the quarter ended June 30, 2014, compared with $10.3 million for the quarter ended March 31, 2014.  This represents an increase of $449,000, or 4.4%.  The increase in net interest income on a linked quarter basis is the direct result of the factors noted above in the Interest Income section. The tax equivalent net interest margin increased 7 basis points from 4.28% in the first quarter of 2014 to 4.35% in the second quarter of 2014. Likewise, the interest spread increased from 4.23% to 4.29% on a linked quarter basis.

3

Net interest income increased a modest $58,000, or 0.54%, from the second quarter of 2013 to the second quarter of 2014. The Company's net interest margin improved 3 basis points over this time frame. The Company was able to maintain virtually the same yield on its earning asset base at 5.03% while lowering its cost of funding 5 basis points to 0.74% for the quarter ended June 30, 2014. As mentioned in the Interest Expense section above, this was the result of improved funding costs related to FHLB advances.

For the first half of 2014, net interest income increased $95,000, or 0.45%, from the first six months of 2013. The net interest margin improved from 4.25% for the first six months of 2013 to 4.32% for the same period in 2014. Lower average interest bearing liabilities coupled with a 9 basis point improvement in the Company’s overall cost of funds aided the improvement in the margin.

The following table compares the Company’s net interest margin, on a tax-equivalent basis, for the three months ended June 30, 2014, June 30, 2013 and March 31, 2014 and for the six months ended June 30, 2014 and June 30, 2013.

NET INTEREST MARGIN

(Dollars in thousands)	For the three months ended
	June 30, 2014	June 30, 2013	March 31, 2014

Average interest earning assets	$999,963	$1,000,921	$984,026
Interest income	$12,455	$12,491	$11,879
Interest income - tax-equivalent	$12,542	$12,575	$11,960
Yield on interest earning assets	5.03%	5.04%	4.93%
Average interest bearing liabilities	$924,910	$914,998	$904,639
Interest expense	$1,697	$1,791	$1,570
Cost of interest bearing liabilities	0.74%	0.79%	0.70%
Net interest income	$10,758	$10,700	$10,309
Net interest income - tax-equivalent	$10,845	$10,784	$10,390
Interest spread	4.29%	4.25%	4.23%
Net interest margin	4.35%	4.32%	4.28%

	For the six months ended
	June 30, 2014	June 30, 2013

Average interest earning assets	$992,039	$1,003,709
Interest income	$24,334	$24,657
Interest income - tax-equivalent	$24,501	$24,818
Yield on interest earning assets	4.98%	4.99%
Average interest bearing liabilities	$914,831	$922,200
Interest expense	$3,267	$3,685
Cost of interest bearing liabilities	0.72%	0.81%
Net interest income	$21,067	$20,972
Net interest income - tax-equivalent	$21,234	$21,133
Interest spread	4.26%	4.18%
Net interest margin	4.32%	4.25%

Provision for Loan Losses

The Company did not have a provision for loan losses in 2013 or in the first and second quarters of 2014 with respect to either its non-covered loan portfolio or its FDIC covered loan portfolio.  For the non-covered loan portfolio, this was the direct result of continued improvement in loan quality. The Company’s level of classified and “impaired” loans continues to remain low, as discussed below.

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Noninterest Income

Noninterest income was $970,000 for the second quarter of 2014 compared with $1.3 million for the first quarter of 2014.  The decline in noninterest income quarter over quarter was the direct result of a reduction in securities gains. Gains on securities totaled $24,000 during the second quarter of 2014, a $331,000 decline from $355,000 in gains in the first quarter of 2014. Service charge income improved $72,000, or 14.7%, from the first quarter of 2014 while other operating income and gains on the sales of loans declined $52,000 and $21,000, respectively. $39,000 of the decline in other operating income was the result of a gain taken on the sale of a covered OREO property during the quarter. This amount represents the 80% reimbursement from the FDIC, while the gain is shown net of OREO expenses in the noninterest expense section of the income statement.

Noninterest income declined $368,000, or 27.5%, from the second quarter of 2013 to the second quarter of 2014. Service charge income declined $140,000, or 20.0%, over the same time frame to equal $561,000 for the second quarter. This decline was driven by the reduction of service charge income from the Georgia branches, which were sold during the fourth quarter of 2013. Securities gains in the second quarter of 2013 were $130,000 versus the $24,000 for the second quarter of 2014. Other operating income declined $143,000, or 46.4%, from the quarter ended June 30, 2013 to June 30, 2014. Lower mortgage fee income coupled with the OREO sale noted above were the key components of this decline.

For the six months ended June 30, 2014, noninterest income totaled $2.3 million, which was a $393,000, or 14.8%, decline from the first six months of 2013. The decline year over year was due to a $314,000 reduction in service charge income related to the sale of the Georgia branches.

Noninterest Expenses

Noninterest expenses totaled $9.4 million for the three months ended June 30, 2014 and $9.2 million for the quarter ended March 31, 2014, an increase of $182,000, or 2.0%. Salaries and benefits increased $105,000, or 2.7%, from the first quarter of 2014 to equal $4.0 million for the second quarter of 2014. While other operating expenses increased during the second quarter of 2014 from the first quarter by $215,000, this was mostly offset by a reduction in other real estate expenses of $183,000 or 64.7%. Several components of other operating expenses increased in the second quarter of 2014 versus the first quarter of 2014, including increases to advertising expenses of $34,000 or 41.5%, audit fees of $53,000 or 63.1%, credit expenses of $42,000 or 42.5%, and supplies of $57,000 or 63.3%. Excluding audit fees and credit expenses, the majority of these increases was attributable to the relocation to the new corporate headquarters in April of this year and the addition of a branch location in Annapolis, Maryland. Lower OREO expenses for the quarter were the result of new rental income received on a property in the second quarter coupled with a lower level of write-downs in the second quarter.

Noninterest expenses declined $399,000, or 4.1%, when comparing the second quarter of 2013 to the same period in 2014. The single largest decline was evidenced in OREO expenses. These expenses declined from $502,000 in the second quarter of 2013 to $100,000 in the second quarter of 2014. The Company benefitted from an $114,000, or 7.2%, decline in the indemnification asset amortization from the second quarter of 2013 to the second quarter of 2014. The two most significant increases in noninterest expenses evidenced from the second quarter of 2013 to the second quarter of 2014 were in other operating expenses and salaries and wages, which partially mitigated the improvement noted above. Salaries and wages increased $127,000, or 3.3%, from the second quarter of 2013 to the second quarter of 2014. This is the result of increased staffing for the wholesale mortgage operation coupled with normal salary raises year over year. Other operating expenses increased $226,000, or 17.6%, over the same time frame. Bank franchise tax, credit expenses and external audit expenses increased $71,000, $79,000, and $54,000, respectively. These expenses collectively resulted in the majority of the increase in other operating expenses.

Noninterest expenses declined $933,000, or 4.8%, when comparing the first six months 2013 and 2014. The majority of the decline was evidenced in four categories: OREO expenses, data processing fees, amortization of intangibles, and FDIC indemnification asset amortization. OREO expenses declined $856,000, or 69.1%, during the first six months of 2014 versus the same time frame in 2013, as smaller write-downs were recognized in the first half of 2014. Data processing fees were $131,000 lower in the first half of 2014 compared with the first six months of 2013, and intangible amortization was $177,000, or 15.6%, lower over the same time frame. These expense reductions were due to the sale of the Georgia branches. Lastly, the Company benefitted from $117,000, or 3.8%, in decline in indemnification asset amortization for the first half of 2014 versus the first half of 2013.

Income Taxes

Income tax expense was $649,000 for the three months ended June 30, 2014, compared with income tax expense of $709,000 and $673,000 for the first quarter of 2014 and second quarter of 2013, respectively. Income tax expense was $1.4 million versus $1.2 million for the first six months of 2014 and 2013, respectively.

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FINANCIAL CONDITION

During the first six months of 2014, total assets increased $25.3 million to $1.114 billion at June 30, 2014. Total assets declined $9.7 million, or 0.9%, over the past year from $1.125 billion at June 30, 2013. Total loans were $698.3 million at June 30, 2014, increasing $28.8 million since December 31, 2013 and $31.0 million since June 30, 2013.  Total non-covered loans were $632.3 million at June 30, 2014 and $596.1 million at December 31, 2013. The June 30, 2014 totals include $5.2 million of loans formerly categorized under the FDIC loss share arrangement now categorized as non-covered loans (the “PCI loans). While these loans no longer have FDIC loss guaranties, they are subject to SOP 03-3 accounting rules; thus, they will not receive consideration under the loan loss reserve under the normal non-covered portfolio. Excluding the $5.2 million mentioned above, non-covered loans would have increased $33.6 million, or 5.7%, in the second quarter of 2014 and $31.0 million, or 5.2%, since December 31, 2013.

The majority of the loan growth as evidenced by the chart below has been in the commercial real estate category. Commercial real estate loans grew $28.0 million, or 11.3%, since year end.

The following table shows the composition of the Company’s non-covered loan portfolio at June 30, 2014, December 31, 2013, and June 30, 2013.

NON-COVERED LOANS
(Dollars in thousands)	June 30, 2014		December 31, 2013		June 30, 2013
	Amount	% of Non- Covered Loans	Amount	% of Non- Covered Loans	Amount	% of Non- Covered Loans
Mortgage loans on real estate:
Residential 1-4 family	$156,173	24.69%	$144,382	24.21%	$141,292	24.03%
Commercial	275,286	43.52%	247,284	41.47%	244,839	41.65%
Construction and land development	59,385	9.39%	55,278	9.27%	61,333	10.43%
Second mortgages	6,459	1.02%	6,854	1.15%	7,002	1.19%
Multifamily	33,898	5.36%	35,774	6.00%	37,587	6.39%
Agriculture	8,127	1.28%	9,565	1.60%	8,977	1.53%
Total real estate loans	539,328	85.26%	499,137	83.70%	501,030	85.23%
Commercial loans	86,446	13.67%	90,142	15.12%	79,279	13.49%
Consumer installment loans	5,379	0.85%	5,623	0.94%	6,070	1.03%
All other loans	1,390	0.22%	1,435	0.24%	1,482	0.25%
Gross loans	632,543	100.00%	596,337	100.00%	587,861	100.00%
Allowance for loan losses	(10,254)		(10,444)		(11,523)
Net unearned income/unamortized premium on loans	(200)		(164)		(104)
Non-covered loans, net of unearned income	$622,089		$585,729		$575,934

The Company’s securities portfolio, excluding equity securities, declined $1.4 million, or 0.5%, from $294.3 million at December 31, 2013, to $293.0 million at June 30, 2014. Realized gains of $379,000 occurred during the first six months of 2014 through sales and call activity. During the first quarter of 2014, the SBA floating rate portion of the investment portfolio evidenced some unforeseen pre-payment activity, which resulted in the acceleration of unamortized premiums paid on these securities. Subsequently, management sold additional SBA floating rate securities to mitigate the pre-payment anomaly and sold some longer-term municipal securities. This was a strategic decision to mitigate duration risk in the municipal portfolio. During the second quarter, management opted to diversify some of the portfolio, purchasing AAA-rated household name corporate bonds.

The Company had cash and cash equivalents of $24.9 million and $23.8 million at June 30, 2014 and December 31, 2013, respectively. Cash and cash equivalents were $25.3 million at June 30, 2013. There were $2.5 million of federal funds purchased at June 30, 2014 and none at December 31, 2013, while there were no securities sold under agreement to repurchase (repos) at June 30, 2014 versus $6.0 million in repos at December 31, 2013.

6

The following table shows the composition of the Company’s securities portfolio, excluding equity securities, at June 30, 2014, December 31, 2013 and June 30, 2013.

SECURITIES PORTFOLIO
(Dollars in thousands)	June 30, 2014		December 31, 2013		June 30, 2013
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other
U.S. Government agencies	$87,032	85,910	$99,789	$98,987	$113,390	$113,205
U.S. Government sponsored agencies	-	-	487	486	-	-
State, county and municipal	136,708	137,286	138,884	134,096	135,227	133,435
Corporate and other bonds	12,104	12,092	6,369	6,349	6,963	7,002
Mortgage backed securities - U.S. Government agencies	2,598	2,519	3,608	3,439	11,810	11,887
Mortgage backed securities - U.S. Government sponsored agencies	29,004	28,966	22,631	22,420	12,580	12,596

Total securities available for sale	$267,446	266,773	$271,768	$265,777	$279,970	$278,125

	June 30, 2014		December 31, 2013		June 30, 2013
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
State, county and municipal	$10,364	11,078	$9,385	$10,103	$11,812	$12,602
Mortgage backed securities - U.S. Government agencies	5,504	5,828	6,604	7,002	7,832	8,313
Mortgage backed securities - U.S. Government agencies	10,315	10,876	12,574	13,200	16,103	16,878

Total securities held to maturity	$26,183	27,782	$28,563	$30,305	$35,747	$37,793

Interest bearing deposits at March 31, 2014 were $836.1 million, an increase of $13.9 million from December 31, 2013. NOW and Savings account balances increased $12.4 million and $2.2 million, or 12.2% and 3.0%, respectively, since December 31, 2013. While time deposit account balances increased only $790,000 during the first half of 2014, the Company allowed $29.8 million in brokered time deposits to mature. This brokered funding was used, in part, to fund the sale of the Georgia branches, and the corresponding retail generation was precipitated by two promotions that management ran during the first half of 2014. This was a strategic initiative to retain core retail funding while not hampering earnings.

FHLB advances were $76.8 million at June 30, 2014, compared with $77.1 million at December 31, 2013 and $49.5 million at June 30, 2013. The Company increased the level of FHLB advances due to the low cost nature of this funding source and to assist with funding the sale of the Georgia franchise in the fourth quarter of 2013. Long term debt totaled $10.7 million at June 30, 2014. This borrowing was entered into during April 2014, and the proceeds were used to redeem the Company’s remaining outstanding TARP preferred stock.

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The following table compares the mix of interest bearing deposits for June 30, 2014, December 31, 2013 and June 30, 2013.

INTEREST BEARING DEPOSITS
(Dollars in thousands)
	June 30, 2014	December 31, 2013	June 30, 2013
NOW	$114,530	$102,111	$135,765
MMDA	92,602	94,170	110,976
Savings	77,381	75,159	83,562
Time deposits less than $100,000	243,509	235,482	279,972
Time deposits $100,000 and over	308,050	315,287	253,937
Total interest bearing deposits	$836,072	$822,209	$864,212

Shareholders’ equity was $102.1 million at June 30, 2014 and $106.7 million at December 31, 2013. While $11.5 million in equity was redeemed with respect to the TARP preferred stock and the associated warrant, shareholders’ equity declined only $4.6 million or 4.3%. The partial offset was earnings retention as well as a $3.5 million improvement in other comprehensive income related to the unrealized gains and losses in the investment portfolio.

Asset Quality – non-covered assets

Nonaccrual loans were $11.2 million at June 30, 2014, declining from $12.1 million at December 31, 2013 and $15.6 million at June 30, 2013. The $922,000 reduction in nonaccrual loans since December 31, 2013 was the net result of $2.1 million in additions to nonaccrual loans and $3.0 million in reductions.  With respect to the reductions to nonaccrual loans, $989,000 were returned to accruing status, $529,000 were charged off, $634,000 was moved to OREO, and $823,000 were the result of payments to existing credits.

Total non-performing assets totaled $17.6 million at June 30, 2014, declining $776,000 since December 31, 2013. The decline in non-performing assets was partially offset by a $146,000 increase in non-covered OREO balances from year end 2013. There were net charge-offs of $254,000 in the second quarter of 2014 compared with $34,000 in the first quarter of 2014 and $735,000 in the second quarter of 2013.

The allowance for loan losses equaled 90.8% of non-covered nonaccrual loans at June 30, 2014 compared with 82.3% at March 31, 2014 and 73.7% at June 30, 2013. The ratio of the allowance for loan losses to total nonperforming assets was 57.8% at June 30, 2014, compared with 57.6% at March 31, 2014 and 49.6% at June 30, 2013.  The ratio of nonperforming assets to loans and other real estate owned continued to decline. The ratio was 2.77% at June 30, 2014 versus 3.02% at March 31, 2014, and 3.90% at June 30, 2013.

The following table reconciles the activity in the Company’s non-covered allowance for loan losses excluding PCI loans, by quarter, for the past five quarters.

CREDIT QUALITY
(Dollars in thousands)	2014		2013
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$10,410	$10,444	$10,653	$11,523	$12,258
Provision for loan losses	-	-	-	-	-
Charge-offs	(446)	(152)	(263)	(1,018)	(1,302)
Recoveries	192	118	54	148	567
Net (charge-offs) recovery	(254)	(34)	(209)	(870)	(735)
End of period	$10,156	$10,410	$10,444	$10,653	$11,523

8

The following table sets forth selected asset quality data, excluding FDIC covered assets, and ratios for the dates indicated:

ASSET QUALITY (NON-COVERED)
(Dollars in thousands)	2014		2013
	June 30	March 31	December 31	September 30	June 30

Non-accruing loans	$11,183	$12,645	$12,105	$13,044	$15,644
Loans past due over 90 days and accruing interest	-	-	-	-	-
Total nonperforming non-covered loans	11,183	12,645	12,105	13,044	15,644
Other real estate owned non-covered	6,390	5,439	6,244	8,496	7,593
Total nonperforming non-covered assets	$17,573	$18,084	$18,349	$21,540	$23,237

Allowance for loan losses to loans	1.62%	1.75%	1.75%	1.87%	1.96%
Allowance for loan losses to nonperforming assets	57.79%	57.56%	56.92%	49.45%	49.59%
Allowance for loan losses to nonaccrual loans	90.82%	82.33%	86.28%	81.67%	73.66%
Nonperforming assets to loans and other real estate	2.77%	3.02%	3.05%	3.73%	3.90%
Net charge-offs for quarter to average loans, annualized	0.17%	0.02%	0.14%	0.59%	0.50%

A further breakout of nonaccrual loans, excluding PCI and covered loans, at June 30, 2014, December 31, 2013 and June 30, 2013 is below:

NON-COVERED NONACCRUAL LOANS

(Dollars in thousands)	June 30, 2014		December 31, 2013		June 30, 2013
	Amount	% of Non- Covered Loans	Amount	% of Non- Covered Loans	Amount	% of Non- Covered Loans
Mortgage loans on real estate:
Residential 1-4 family	$4,617	0.73%	$4,229	0.71%	$5,232	0.89%
Commercial	874	0.14%	1,382	0.23%	1,421	0.24%
Construction and land development	5,337	0.85%	5,882	0.99%	8,465	1.44%
Second mortgages	223	0.03%	225	0.04%	129	0.02%
Agriculture	-	-	205	0.03%	223	0.04%
Total real estate loans	11,051	1.75%	11,923	2.00%	15,470	2.63%
Commercial loans	36	0.01%	127	0.02%	114	0.02%
Consumer installment loans	96	0.02%	55	0.01%	60	0.01%
All other loans	-	-	-	-	-	-
Gross loans	$11,183	1.78%	$12,105	2.03%	$15,644	2.66%

Capital Requirements

The Company’s ratio of total risk-based capital was 14.7% at June 30, 2014 compared with 16.8% at December 31, 2013. The tier 1 risk-based capital ratio was 13.5% at June 30, 2014 and 15.6% at December 31, 2013. The Company’s tier 1 leverage ratio was 9.1% at June 30, 2014 and 9.5% at December 31, 2013.  All capital ratios exceed regulatory minimums to be considered well capitalized. The decline in the ratios reflects the repayment of the TARP investment and a reduction this quarter in 0% risk-weighted assets.

9

Earnings Conference Call and Webcast

The Company will host a conference call for the financial community on Friday, July 25, 2014, at 10:00 a.m. Eastern Time to discuss the second quarter and year-to-date 2014 financial results. The public is invited to listen to this conference call by dialing 877-870-4263 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on July 25, 2014, until 9:00 a.m. Eastern Time on August 4, 2014. The replay will be available by dialing 877-344-7529 and entering access code 10049564 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 21 full-service offices, 14 of which are in Virginia and seven of which are in Maryland. The Bank also operates two loan production offices in Virginia.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan, and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; assumptions and estimates that underlie the accounting for loan pools under the shared-loss agreements; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

10

Consolidated Balance Sheets
Unaudited Condensed
(Dollars in thousands)
	June 30, 2014	December 31, 2013	June 30, 2013
Assets
Cash and due from banks	$13,865	$10,857	$10,399
Interest bearing bank deposits	11,029	12,978	14,854
Total cash and cash equivalents	24,894	23,835	25,253

Securities available for sale, at fair value	266,773	265,777	278,125
Securities held to maturity	26,183	28,563	35,747
Equity securities, restricted, at cost	7,854	8,358	7,236
Total securities	300,810	302,698	321,108

Loans held for sale	-	100	5,653

Loans not covered by FDIC shared-loss agreements	632,343	596,173	587,757
Loans covered by FDIC shared-loss agreements	65,932	73,275	79,476
Allowance for loan losses (non-covered)	(10,254)	(10,444)	(11,523)
Allowance for loan losses (covered)	(386)	(484)	(484)
Net loans	687,635	658,520	655,226

Bank premises and equipment	25,772	27,872	33,318
Bank premises and equipment held for sale	3,237	-	-
Other real estate owned, non-covered	6,390	6,244	7,593
Other real estate owned, covered by FDIC	2,967	2,692	2,411
FDIC receivable	594	368	878
Bank owned life insurance	21,118	20,795	20,449
Core deposit intangibles, net	5,667	6,621	9,166
FDIC indemnification asset	22,219	25,409	29,166
Other assets	13,516	14,378	14,346
Total assets	$1,114,819	$1,089,532	$1,124,567

Liabilities
Deposits:
Noninterest bearing	78,744	70,132	88,696
Interest bearing	836,072	822,209	864,212
Total deposits	914,816	892,341	952,908

Federal funds purchased and securities sold under agreements to repurchase	2,540	6,000	1,000
Federal Home Loan Bank advances	76,766	77,125	49,479
Long term debt	10,680
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	3,804	3,283	4,238
Total liabilities	1,012,730	982,873	1,011,749

Shareholders' Equity
Preferred stock (5,000,000 shares authorized $0.01 par value; 0, 10,680 and 17,680 shares issued and outstanding, respectively)	-	10,680	17,680
Discount on preferred stock	-	-	(117)
Warrants on preferred stock	-	1,037	1,037
Common stock (200,000,000 shares authorized $0.01 par value; 21,750,841, 21,709,096, 21,693,059, shares issued and outstanding , respectively)	218	217	217
Additional paid in capital	145,096	144,656	144,532
Accumulated deficit	(42,625)	(45,822)	(48,237)
Accumulated other comprehensive loss	(600)	(4,109)	(2,294)
Total shareholders' equity	$102,089	$106,659	$112,818
Total liabilities and shareholders' equity	$1,114,819	$1,089,532	$1,124,567

11

Consolidated Statements of Operations
Unaudited Condensed
(Dollars in thousands)		Three months ended			Three months ended
	YTD 2014	June 30, 2014	March 31, 2014	YTD 2013	June 30, 2013	March 31 2013
Interest and dividend income
Interest and fees on loans	$14,342	$7,291	$7,051	$15,133	$7,622	$7,511
Interest and fees on FDIC covered loans	6,225	3,264	2,961	5,404	2,745	2,659
Interest on federal funds sold	-	-	-	3	1	2
Interest on deposits in other banks	35	22	13	22	14	8
Investments (taxable)	3,408	1,710	1,698	3,783	1,945	1,838
Investments (nontaxable)	324	168	156	312	164	148
Total interest income	24,334	12,455	11,879	24,657	12,491	12,166
Interest expense
Interest on deposits	2,861	1,453	1,408	3,301	1,600	1,701
Interest on short-term borrowings	2	1	1	3	2	1
Interest on other borrowed funds	404	243	161	381	189	192
Total interest expense	3,267	1,697	1,570	3,685	1,791	1,894

Net interest income	21,067	10,758	10,309	20,972	10,700	10,272

Provision for loan losses	-	-	-	-	-	-
Net interest income after provision for loan losses	21,067	10,758	10,309	20,972	10,700	10,272

Noninterest income
Service charges on deposit accounts	1,050	561	489	1,364	701	663
Gain on sale of securities, net	379	24	355	408	130	278
Gain on sale of other loans, net	75	27	48	-	-	-
Income on bank owned life insurance	385	193	192	348	199	149
Other	382	165	217	544	308	236
Total noninterest income	2,271	970	1,301	2,664	1,338	1,326

Noninterest expense
Salaries and employee benefits	7,951	4,028	3,923	7,894	3,901	3,993
Occupancy expenses	1,335	687	648	1,380	717	663
Equipment expenses	479	260	219	514	247	267
Legal fees	57	29	28	51	38	13
Professional fees	242	135	107	189	139	50
FDIC assessment	401	194	207	390	223	167
Data processing fees	957	463	494	1,088	551	537
FDIC indemnification asset amortization	2,976	1,478	1,498	3,093	1,592	1,501
Amortization of intangibles	954	477	477	1,131	566	565
Other real estate expenses	383	100	283	1,239	502	737
Other operating expenses	2,801	1,508	1,293	2,500	1,282	1,218
Total noninterest expense	18,536	9,359	9,177	19,469	9,758	9,711

Net income before income taxes	4,802	2,369	2,433	4,167	2,280	1,887
Income tax expense	1,358	649	709	1,236	673	563
Net income	3,444	1,720	1,724	2,931	1,607	1,324
Dividends on preferred stock	247	182	65	442	221	221
Accretion of discount on preferred stock	-	-	-	117	59	58
Net income available to common shareholders	$3,197	$1,538	$1,659	$2,372	$1,327	$1,045

12

Income Statement Trend Analysis
Unaudited
(Dollars in thousands)	Three months ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Interest and dividend income
Interest and fees on loans	$7,291	$7,051	$7,050	$7,513	$7,622
Interest and fees on FDIC covered loans	3,264	2,961	2,994	3,538	2,745
Interest on federal funds sold	0	-	-	-	1
Interest on deposits in other banks	22	13	25	11	14
Investments (taxable)	1,710	1,698	1,976	1,934	1,945
Investments (nontaxable)	168	156	172	175	164
Total interest income	12,455	11,879	12,217	13,171	12,491
Interest expense
Interest on deposits	1,453	1,408	1,501	1,568	1,600
Interest on short-term borrowings	1	1	-	1	2
Interest on other borrowed funds	243	161	143	180	189
Total interest expense	1,697	1,570	1,644	1,749	1,791

Net interest income	10,758	10,309	10,573	11,422	10,700

Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	10,758	10,309	10,573	11,422	10,700

Noninterest income
Service charges on deposit accounts	561	489	634	741	701
Gain on sale of securities, net	24	355	72	38	130
Gain/(loss) on sale of other loans, net	27	48	255	(614)	-
Income on bank owned life insurance	193	192	200	199	199
Other	165	217	306	229	308
Total noninterest income	970	1,301	1,467	593	1,338

Noninterest expense
Salaries and employee benefits	4,028	3,923	3,991	4,096	3,901
Occupancy expenses	687	648	647	690	717
Equipment expenses	260	219	248	276	247
Legal fees	29	28	20	24	38
Professional fees	135	107	49	52	139
FDIC assessment	194	207	228	225	223
Data processing fees	463	494	505	485	551
FDIC indemnification asset amortization	1,478	1,498	1,640	1,716	1,592
Amortization of intangibles	477	477	506	565	566
Other real estate expenses	100	283	828	(33)	502
Other operating expenses	1,508	1,293	1,724	1,337	1,282
Total noninterest expense	9,359	9,177	10,386	9,433	9,758

Net income before income taxes	2,369	2,433	1,654	2,582	2,280
Income tax expense	649	709	461	800	673
Net income	1,720	1,724	1,193	1,782	1,607
Dividends on preferred stock	182	65	235	208	221
Accretion of discount on preferred stock	-	-	44	73	59
Net income available to common shareholders	$1,538	$1,659	$914	$1,501	$1,327

13

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)

	Three months ended June 30, 2014			Three months ended June 30, 2013
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans non-covered, including fees	$611,065	$7,291	4.79%	$582,940	$7,622	5.24%
FDIC covered loans, including fees	66,722	3,264	19.62%	82,177	2,745	13.40%
Total loans	677,787	10,555	6.25%	665,117	10,367	6.25%
Interest bearing bank balances	28,795	22	0.31%	20,407	14	0.27%
Federal funds sold	1,379	0	0.10%	1,951	1	0.11%
Securities (taxable)	269,566	1,710	2.54%	293,211	1,945	2.65%
Securities (tax exempt)(1)	22,436	255	4.53%	20,235	248	4.91%
Total earning assets	999,963	12,542	5.03%	1,000,921	12,575	5.04%
Allowance for loan losses	(10,802)			(12,919)
Non-earning assets	117,948			129,804
Total assets	$1,107,109			$1,117,806

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$199,829	$148	0.30%	$242,346	$190	0.31%
Savings	77,057	66	0.34%	81,627	70	0.34%
Time deposits	558,797	1,239	0.89%	536,115	1,340	1.00%
Total interest bearing deposits	835,683	1,453	0.70%	860,088	1,600	0.75%
Short-term borrowings	73	1	0.61%	1,145	2	0.77%
FHLB and other borrowings	81,056	162	0.80%	53,765	189	1.41%
Long- term debt	8,098	81	4.03%
Total interest bearing liabilities	924,910	1,697	0.74%	914,998	1,791	0.79%
Noninterest bearing deposits	73,738			81,056
Other liabilities	4,526			3,936
Total liabilities	1,003,174			999,990
Shareholders' equity	103,935			117,816
Total liabilities and shareholders’' equity	$1,107,109			$1,117,806
Net interest earnings		$10,845			$10,784
Interest spread			4.29%			4.25%
Net interest margin			4.35%			4.32%

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

14

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)

	Six months ended June 30, 2014			Six months ended June 30, 2013
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans non-covered, including fees	$603,381	$14,342	4.79%	$581,821	$15,133	5.25%
FDIC covered loans, including fees	69,731	6,225	18.00%	81,951	5,404	13.30%
Total loans	673,112	20,567	6.16%	663,772	20,537	6.24%
Interest bearing bank balances	22,586	35	0.31%	18,416	22	0.24%
Federal funds sold	693	0	0.00%	5,859	3	0.10%
Securities (taxable)	274,404	3,408	2.48%	296,587	3,783	2.55%
Securities (tax exempt)(1)	21,244	491	4.61%	19,075	473	4.96%
Total earning assets	992,039	24,501	4.98%	1,003,709	24,818	4.99%
Allowance for loan losses	(10,878)			(13,193)
Non-earning assets	115,838			131,084
Total assets	$1,096,999			$1,121,600

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$195,341	$291	0.30%	$244,021	$380	0.31%
Savings	76,333	132	0.35%	80,011	131	0.33%
Time deposits	557,340	2,438	0.88%	543,578	2,790	1.03%
Total interest bearing deposits	829,014	2,861	0.70%	867,610	3,301	0.77%
Short-term borrowings	601	2	0.52%	739	3	0.76%
FHLB and other borrowings	81,145	323	0.80%	53,851	381	1.43%
Long- term debt	4,071	81	4.03%	-	-
Total interest bearing liabilities	914,831	3,267	0.72%	922,200	3,685	0.81%
Noninterest bearing deposits	71,180			78,319
Other liabilities	4,225			4,026
Total liabilities	990,236			1,004,545
Shareholders' equity	106,763			117,055
Total liabilities and shareholders’' equity	$1,096,999			$1,121,600
Net interest earnings		$21,234			$21,133
Interest spread			4.26%			4.18%
Net interest margin			4.32%			4.25%

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

15

Non-GAAP Financial Measures

The information below presents certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Common tangible book value equals total stockholders’ equity less preferred stock, goodwill and identifiable intangible assets, and common tangible book value per share is computed by dividing common tangible book value by the number of common shares outstanding. Common tangible assets equal total assets less preferred stock, goodwill and identifiable intangible assets.

Management believes that common tangible book value and the ratio of common tangible book value to common tangible assets are meaningful because they are some of the measures that the Company and investors use to assess capital adequacy. Management believes that presenting the change in common tangible book value per share, the change in stock price to common tangible book value per share, and the change in the ratio of common tangible book value to common tangible assets provide meaningful period-to-period comparisons of these measures.

These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies. The following table reconciles these non-GAAP measures from their respective GAAP basis measures.

	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013
Common Tangible Book Value
Total shareholder's equity	$102,089,000	$110,647,000	$106,659,000	$112,818,000
Preferred stock (net)	-	11,717,000	11,717,000	18,600,000
Core deposit intangible (net)	5,667,000	6,144,000	6,621,000	9,166,000
Common tangible book value	96,422,000	92,786,000	88,321,000	85,052,000
Shares outstanding	21,750,841	21,720,221	21,709,096	21,693,059
Common tangible book value per share	$4.43	$4.27	$4.07	$3.92

Stock Price	$4.38	$4.02	$3.76	$3.62

Price/common tangible book	98.9%	94.1%	92.4%	92.4%

Common tangible book/common tangible assets
Total assets	$1,114,819,000	$1,101,702,000	$1,089,532,000	$1,124,567,000
Preferred stock (net)	-	11,717,000	11,717,000	18,600,000
Core deposit intangible	5,667,000	6,144,000	6,621,000	9,166,000
Common tangible assets	1,109,152,000	1,083,841,000	1,077,194,000	1,096,801,000
Common tangible book	96,422,000	92,786,000	88,321,000	85,052,000
Common tangible equity to common tangible assets	8.69%	8.56%	8.20%	7.75%

16